      As filed with the Securities and Exchange Commission on February  23, 2000
                                                      Registration No. 373-90727
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ________________

                        Post Effective Amendment No. 1
                                  on Form S-8
                                      To
                                   Form S-4

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933
                               ________________

                              Ventro Corporation
            (Exact name of Registrant as specified in its charter)

          Delaware                                   77-0465496
  (State of incorporation)              (I.R.S. Employer Identification No.)

                             1500 Plymouth Street
                           Mountain View, CA  94043
                   (Address of principal executive offices)
                            _______________________

                       1999 Employee Stock Purchase Plan
                                1998 Stock Plan
                   Promedix.com Inc. 1998 Stock Option Plan
              SpecialtyMD.com Corporation 1998 Stock Option Plan
                           (Full title of the Plans)
                            _______________________

                               James G. Stewart
                            Chief Financial Officer
                              Ventro Corporation
                             1500 Plymouth Street
                           Mountain View, CA  94043
                                (650) 567-8900
(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                   Copy to:

                                Jeffrey Y. Suto
                               Venture Law Group
                          A Professional Corporation
                              2800 Sand Hill Road
                         Menlo Park, California  94025
                                (650) 854-4488

                               EXPLANATORY NOTE

This Post-Effective Amendment No. 1 on Form S-8 amends Registration Statement No. 333-90727, which was previously filed on Form S-4 (the "Original Registration Statement") by Ventro Corporation (the "Registrant") in connection with (i) the merger of Popcorn Acquisitions Corp., a wholly-owned subsidiary of Registrant, with and into Promedix.com, Inc. and (ii) the merger of Spinach Acquisitions Corp., a wholly-owned subsidiary of Registrant, with and into SpecialtyMD.com Corporation. All of the shares of Common Stock of Registrant included in this Post-Effective Amendment No. 1 were included in and registered on the Original Registration Statement and the applicable filing fee was paid at the time of filing. Such shares include up to 5,969,250 shares of Common Stock of Registrant issuable under the 1999 Employee Stock Purchase Plan, the 1998 Stock Plan, the Promedix.com 1998 Stock Option Plan and the SpecialtyMD.com 1998 Stock Option Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus filed on July 28, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) All other reports the Registrant has filed with the SEC pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange
                                                                    --------
Act") since July 28, 1999, including our quarterly report on Form 10-Q for the
---
quarter ended September 30, 1999 (as filed on November 12, 1999), a current report on Form 8-K dated January 3, 2000, and a current report on Form 8-K dated January 25, 2000.

     (c) The description of the Registrant's Common Stock contained in a Form 8-A filed with the SEC under the Exchange Act on July 23, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.  Not applicable.
         -------------------------

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     As of the date of this Registration Statement, employees of Venture Law Group and an investment partnership affiliated with Venture Law Group beneficially own an aggregate of 76,285 shares of the Registrant's Common Stock.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     The Registrant's Certificate of Incorporation reduces the liability of a director to the corporation or its stockholders for monetary damages for breaches of his or her fiduciary duty of care to the fullest extent permissible under Delaware law. The Bylaws of the Registrant further provide for indemnification of corporate agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7.   Exemption from Registration Claimed.  Not applicable.
          -----------------------------------------------------

Item 8.   Exhibits.
          --------

            Exhibit
            Number
            ------
            5.1       Opinion of Venture Law Group, A Professional Corporation.
            23.1 Consent of Venture Law Group, A Professional Corporation (included in Exhibit 5.1).
            23.2      Consent of Ernst & Young LLP, Independent Auditors.
            24.1      Power of Attorney (see page 5).


Item 9.   Undertakings.
          ------------

     The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           [Signature Pages Follow]

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Ventro Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on February 23, 2000.

                                   Ventro Corporation


                                   By:  /s/ James G. Stewart
                                       -------------------------------------
                                        James G. Stewart
                                        Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David P. Perry and James G. Stewart, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Post Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                   Title                                 Date
            ---------                                   -----                                 ----
/s/ David P. Perry                     President, Chief Executive Officer and          February 23, 2000
-------------------------------
David P. Perry                         Director (Principal Executive Officer)

/s/ James G. Stewart                   Chief Financial Officer and Assistant           February 23, 2000
-------------------------------
James G. Stewart                       Secretary (Principal Financial and
                                       Accounting Officer)

/s/ Charles R. Burke                   Director                                        February 23, 2000
-------------------------------
Charles R. Burke

/s/ Brook H. Byers                     Director                                        February 23, 2000
-------------------------------
Brook H. Byers

/s/ Jonathon D. Callaghan              Director                                        February 23, 2000
-------------------------------
Jonathon D. Callaghan

/s/ Paul Nowak                         Director                                        February 23, 2000
-------------------------------
Paul Nowak

/s/ John A. Pritzker                   Director                                        February 23, 2000
-------------------------------
John A. Pritzker

                                       Director                                        February 23, 2000
-------------------------------
Naomi O. Seligman

/s/ L. John Wilkerson                  Director                                        February 23, 2000
-------------------------------
L. John Wilkerson

                               INDEX TO EXHIBITS

Exhibit
Number
------
 5.1      Opinion of Venture Law Group, A Professional Corporation

 23.1     Consent of Venture Law Group, A Professional Corporation (included in
          Exhibit 5.1).

 23.2     Consent of Ernst & Young LLP, Independent Auditors.

 24.1     Power of Attorney (see page 5).